UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2026

OPEN LENDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. MoPac Expressway

Suite 450

Austin, Texas 78746

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 512-892-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously disclosed, on June 15, 2026, Open Lending Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ANV Group Holdings Ltd., a private limited company incorporated under the laws of England and Wales (“Parent”), and Lakers Acquisition Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub would merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation (the “Surviving Corporation”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on June 29, 2026, Merger Sub commenced a tender offer (the “Offer”) to purchase any and all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (other than shares of common stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company) (the “Shares”), at a purchase price of $3.15 per Share (the “Offer Price”), net to the holder thereof, in cash, without interest thereon and less any applicable tax withholding.

The Offer and withdrawal rights in connection therewith expired at one minute after 11:59 p.m., New York City time, on July 27, 2026 (the “Expiration Time”). According to the depositary agent for the Offer, as of the Expiration Time, a total of 101,256,899 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 85.57% of the issued and outstanding Shares. The number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the condition to the Offer that there be validly tendered and not validly withdrawn prior to the expiration thereof a number of Shares that, together with all other Shares then-owned by Parent and its subsidiaries, represent at least a majority of the Shares outstanding at the expiration of the Offer; provided, however, that Shares tendered in the Offer that have not been “received” (as such term is defined in Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)) were excluded. All conditions to the Offer having been satisfied or waived, on July 28, 2026, Merger Sub accepted for payment all Shares validly tendered into and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer and the satisfaction or waiver of all conditions to the Merger set forth in the Merger Agreement, on July 30, 2026 (the “Closing Date”), Parent completed its acquisition of the Company by consummating the Merger without a meeting of stockholders of the Company in accordance with the Merger Agreement and Section 251(h) of the DGCL. Pursuant to the Merger Agreement, at the effective time (the “Effective Time”) of the Merger, each Share that was issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or the Company, or by any of their respective direct or indirect wholly-owned subsidiaries, and Shares held by stockholders of the Company who are entitled to demand and who have properly and validly demanded their statutory rights of appraisal in compliance with Section 262 of the DGCL) was converted into the right to receive the Offer Price, to the holder thereof, without interest thereon and less any applicable tax withholding (the “Per Share Merger Consideration”). As a result, at the Effective Time, a change in control of the Company occurred, and the Company became an indirect wholly-owned subsidiary of Parent.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 16, 2026 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Credit Agreement

In connection with the consummation of the Merger, on July 30, 2026, the Company terminated its Credit Agreement, dated as of March 19, 2021 (as amended from time to time, the “Credit Agreement”), by and among the Company, Wells Fargo Bank, N.A., as administrative agent, and the financial institutions party thereto as lenders. In connection with the termination of the Credit Agreement, the Company will repay in full all of the outstanding obligations thereunder and all related liens will be released, in each case, effective as of the Closing Date.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information under the Introductory Note is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the Effective Time, each Share that was issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or the Company, or by any of their respective direct or indirect wholly-owned subsidiaries, and Shares held by stockholders of the Company who are entitled to demand and who have properly and validly demanded their statutory rights of appraisal in compliance with Section 262 of the DGCL) was converted into the right to receive the Per Share Merger Consideration, without interest and less any applicable tax withholding.

In addition, pursuant to the Merger Agreement, immediately prior to the Effective Time, by virtue of the Merger, automatically and without any action on the part of the Company, Parent or the holder thereof:

•

Each outstanding and unexercised option to purchase Shares (each, a “Company Option”) granted pursuant to the Company’s 2020 Stock Option and Incentive Plan (the “Equity Plan”) that was unvested accelerated and became vested and exercisable, and, as of the Effective Time, each Company Option was cancelled and converted into the right to receive (A) for Company Options with an exercise price per Share that was less than the Per Share Merger Consideration, a cash payment equal to the product of (x) the total number of Shares subject to such Company Option multiplied by (y) the excess of the Per Share Merger Consideration over the applicable exercise price per Share, without interest and less any applicable tax withholding, or (B) for Company Options with an exercise price per Share that was equal to or greater than the Per Share Merger Consideration, no consideration.

•

Each outstanding Company time-based restricted stock unit granted pursuant to the Equity Plan fully vested and, as of the Effective Time, was cancelled and converted into the right to receive a cash payment equal to the Per Share Merger Consideration, without interest and less any applicable tax withholding.

•

Each outstanding Company performance-based stock unit granted pursuant to the Equity Plan (each, a “Company PSU”) vested on a one Company PSU for one Share basis and, as of the Effective Time, was cancelled and converted into the right to receive a cash payment equal to the Per Share Merger Consideration, without interest and less any applicable tax withholding, and the unvested portion of each Company PSU was automatically cancelled for no consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2026 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and of its intent to remove the Shares from listing on The Nasdaq Global Market and requested that Nasdaq (i) suspend trading of the Shares on The Nasdaq Global Market at the close of business on the Closing Date and (ii) file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Shares will no longer be listed on The Nasdaq Global Market.

Upon effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each Share that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Per Share Merger Consideration, without interest and less any applicable tax withholding, in accordance with the terms of the Merger Agreement. Accordingly, at the Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company, other than the right to receive the Per Share Merger Consideration, without interest and less any applicable tax withholding.

Item 5.01 Changes in Control of Registrant.

The information disclosed under the Introductory Note, Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

At the Effective Time, a change in control of the Company occurred, and the Company became an indirect wholly-owned subsidiary of Parent.

On the Closing Date, Merger Sub paid the Per Share Merger Consideration, without interest and less any applicable tax withholding, for each Share outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K).

Parent obtained financing to complete the Offer and Merger, which consisted of $100.0 million of committed equity financing and $250.0 million of committed debt financing. The consummation of the Offer and Merger was not subject to any financing condition.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the consummation of the Merger, at the Effective Time, (i) the certificate of incorporation of the Surviving Corporation was amended and restated in its entirety and (ii) the bylaws of the Surviving Corporation were amended and restated in their entirety to read as the bylaws of Merger Sub, as in effect immediately prior to the Effective Time (except that references to the name of Merger Sub were replaced by the name of the Company).

Copies of the Surviving Corporation’s amended and restated certificate of incorporation and amended and restated bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 15, 2026, by and among ANV Group Holdings Ltd., Lakers Acquisition Sub, Inc., and Open Lending Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2026)*

3.1	Amended and Restated Certificate of Incorporation of the Surviving Corporation

3.2	Amended and Restated Bylaws of the Surviving Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Open Lending Corporation will furnish the omitted schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2026	Open Lending Corporation

	By:	/s/ Ben Massey
Name: Ben Massey Title: General Counsel and Corporate Secretary